PART II – OFFERING CIRCULAR

Co-optrade
30 N Gould Street Ste 7837
Sheridan, WY 82801
Direct: +1(307) 275 8228
co-optrade@proton.me

Website: www.co-optrade.com

Best Efforts Offering of Units
Each Unit Comprised of One Common Share
Offering Price: $1.30 per Unit
Maximum Offering: 20,000,000 Units for $26,000,000
Minimum Offering: $0

The proposed offering (the “Offering”) will begin as soon as practicable after this Offering Circular has been qualified by the United States Securities and Exchange Commission (“SEC”). The Units are to be offered on a “best efforts'' basis. The Offering will close upon the earlier of (1) the sale of 20,000,000 Units, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company, Co-optrade (the “Offering Period”). The Company is planning the first closing approximately 60 days after this Offering Circular has been qualified by the SEC. If any prospective Investor’s subscription is rejected, all funds received from such Investor will be returned without interest or deduction.

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT OF DISCLOSURE UNDER REGULATION A

UNITS OFFERED	PRICE TO PUBLIC	COMMISSION/FEES	PROCEEDS TO COMPANY
Per Unit	$1.30	$0	$1.30
Total Maximum 20,000,000 Units	$26,000,000	$0	$26,000,000
Total Minimum 0 Units	$0	$0	$0

Note: There is no escrow in this offering. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

OFFERING CIRCULAR DATED June 12, 2023

THERE IS NO PUBLIC MARKET FOR THE SECURITIES IN THE U.S

Investing in the Units involves risks. PLEASE REFER TO “RISK FACTORS” ON PAGE 5. The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

REGULATION A DISCLAIMER

The offering statement is being conducted pursuant to Regulation A Tier 2, relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state, blue skies regulation. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained. Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov

TERMS OF TERMINATION OF OFFERING

The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) one year from the date upon which the Securities and Exchange Commission qualifies the Offering Statement of which this Offering Circular forms a part, or (3) the date at which the offering is earlier terminated by the company in its sole discretion. The company may undertake one or more closings on a rolling basis once the minimum offering amount is sold. After each stock sale closing, funds tendered by investors will be available to the company. The offering is being conducted on a best-efforts basis.

ITEM 2. TABLE OF CONTENTS:

Currency:

All references to dollars in this Offering Circular are to United States dollars.

ITEM 3. SUMMARY AND RISK FACTORS

A. Offering Circular Summary

1. Tier 2 Offering under Regulation A+

This is a Regulation A+ Tier 2 offering where the securities will not be listed on a registered national securities exchange in the United States.

2. Co-optrade

Co-optrade is a company that specializes in entrepreneurial enterprises in education , finance, and technology. Co-optrade was incorporated in the state of Wyoming, U.S.A. on August 28, 2017.

a.Wholly subsidiary “ Schenck Enterprises Inc dba Dartmouth Associates”

Co-optrade’s has acquired  Schenck Enterprises Incdba Dartmouth Associates  (www.dartmouthassociates.com) in February 11, 2023 to render products and services.

3. Common shares and Transfer Agent

As at the date of this Offering Circular, Co-optrade has 11,664,205 Common Shares outstanding.

Co-optrade intends to use Colonial Stock Transfer Company, Inc. (www.colonialstock.com/) as a stock transfer agent. Colonial is responsible for handling shareholder records by maintaining the stock classes, providing certificate history and information for any inquiring shareholders regarding their accounts, updating shareholder contact information, and providing full shareholder, broker, and regulatory support.

4. Grand Vision

Co-optrade (https://www.co-optrade.com) vision is to be the number 1 entrepreneurial enterprise company in the World. Our products and services for educational fintech provide unique training curriculums to the recruiting offices. of schools, colleges and universities Additional services and products will also be offered to  enhance an institution’s ability to attract and enroll students. Furthermore, we  will continue to partner with other training  companies that can  expand our training offerings to individuals and businesses in this 350 Billion dollar market of online education.

6. Transaction Services

Co-optrade will continue in entrepreneurial enterprises for online learning, education, finance and technology, and finance services. Co-optrade will use Schenck Enterprises Inc DBA Dartmouth Associates for the company's product and services. The services focus on The Results Oriented Recruiting (ROR) system used for training the admission staff of Schools colleges and universities to enhance their effectiveness at enrolling new students in a critical component for the fiscal viability of these institutions. Particularly because of covid, lower birthrates and the unstable economy.

This unique and specific training is highly sought after because of ease of implementation as well as their constellation of other products and services that also enhance an institution’s ability to attract students that are not offered by their competitors. This includes but is not limited to unique curriculums, assessment tools, Metaverse office space,  advertising in ROR Magazine. The only Lifestyle publication for educators. Additional revenue projects include educational assessments for the military as well as virtual training for the legal profession.

Schenck Enterprises Inc DBA Dartmouth associates revenues have risen over the last three years. With increased capital we will have the opportunity to expand dramatically both nationally and  globally. If Contracts continue to grow then it will help  the expansion of the company. However, if the company fails to raise substantial capital it may cause slow growth and loss to the company that impact the current investors negatively or may lead to stagnant attraction of potential investors.

B. Risk Factors

Summary of Risk Factors

An investment in the Units involves various risks. These include risks that are widespread and associated with any form of business and specific risks associated with the Company's high tech digital and networking business. Prospective investors should carefully consider the following risk factors, in addition to the other information presented in this Offering Circular, before making an investment decision. An investment in the Units is suitable only for investors who understand the risk factors associated with this type of investment and who can afford a loss of all or part of the investment. You should carefully consider the matters discussed beginning on page 4 of this Offering Circular before you decide whether to invest in the Units. Some of the risks include the following:

1. Company's limited history

The Company is in the early stage of development and must be considered a start-up. As such, the Company is subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues. There is no assurance that the Company will be successful in achieving a return on shareholders' investment and the likelihood of success must be considered in light of its early stage of operations. The Company has limited financial resources, Schenck Enterprises Inc DBA Dartmouth Associates products and services are the  only source of operating cash flow and there is no assurance that additional funding will be available to it for further exploration and development of the Company's properties or to fulfill its obligations under any applicable agreements. There can be no assurance that the Company will be able to obtain adequate financing in the future or that the terms of such financing will be favorable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of the Company's sole property.

2. Company’s minimal operating cash flow

The Company currently has revenues from Schenck Enterprises Inc DBA Dartmouth Associates operations and may use the proceeds of the Offering to fund any negative operating cash flow. The Company's financial statements are prepared using the cash method of accounting in accordance with accounting principles generally accepted in the United States of America, and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.. The Company may be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan and Schenck Enterprises Inc DBA Dartmouth Associate revenues. There can be no assurance that the Company will be successful in order to continue as a going concern. The Company is funding its initial operations by issuing common shares. We cannot be certain that capital will be provided when it is required.

3. Funding

Since creation of the Company on August 28, 2017, its activities have been funded entirely by advances from management and shareholders. It is possible that the Company will not succeed in its financings and there is no assurance that alternative funding will be available. Should adequate funding not be available, management of the Company will have to make decisions as to how the Company can carry on with its business plans.

The Company acquired Schenck Enterprises Inc DBA Dartmouth Associates on February 10, 2023 as the company's main product and services.  The Company currently does not have funds to complete its Short-Term Objectives. To implement and complete the steps outlined in “Short Term Objectives” on page 5 of this Offering Circular, the Company will need to be successful in its fundraising efforts under this Offering Circular.

The Company requires additional sources of funding to continue developing the business in ITEM 6 – Use of Proceeds to the Issuer on page 10 of this Offering Circular and the long-term plan to market the company and develop the targeting into multiple markets, which may come from private placements, public offerings or joint venture arrangements. Future financing requirements: The Company will need additional financing to continue in business and to implement the developments identified in ITEM 6 of this Offering Circular and there can be no assurance that such financing will be available or, if available, will be on reasonable terms. If by any reasons the requirement is not met some of the services planned will be postponed and the attention of the available funds will focus on expanding our products and services which is Schenck Enterprises DBA Dartmouth Associates.

4. Development and Operations Risks

The development and marketing of technological applications involves significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate. While the service provides a diverse audience in various educational institutions Major expenditures may be required to develop the product to target hundreds of market places simultaneously, and the considerable cost to market the business to target those sectors to ensure profitability.

Whether the Co-optrade Services will be commercially viable depends on a number of factors, some of which are: the awareness of the service, competitors in the same market, consumers’ experience with the Company’s customer services department; changes in and application of government regulations, including regulations relating to internet usage, and taxes on internet purchases. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Technology operations generally involve a high degree of risk. Such operations are subject to worldwide market/developer activity, even some such activities that may enjoy sovereign government support.

5. Going Concern Risk

The business of developing and marketing technological properties involves a high degree of risk and, therefore, there is no assurance that current marketing programs will result in profitable operations. The Company cannot guarantee that the service will be used by all the necessary educational institutions.  Investors should not invest any funds in the Offering unless they can afford to lose their entire investment.

6. Viability

The Company cannot guarantee that the service will be used by companies in multiple industry sectors. The Company’s commercial viability depends on the awareness of the service in entering different market places, therefore the marketing and advertising funding is key.

7. Governmental and regulatory requirements Government approvals and permits are currently, and may in the future be, required in connection with the Company's operations. Where required, obtaining necessary permits and licenses can be a complex, time consuming process and the Company cannot assure that required permits will be obtainable on acceptable terms, in a timely manner or at all. The costs and delays associated with obtaining necessary permits and complying with these permits and applicable laws and regulations could stop or materially delay or restrict the Company from proceeding with the development of an exploration project or the operation or further development of a mine.

8. Limited public trading market

The Company’s Common Shares are currently not listed on a public market in the United States. Even though there is no resale restriction imposed by Regulation A, Tier 2, Investors may hold their investments for an indefinite period of time. If the company is not listed in the public market the investors have the right to trade their securities and may have to locate an interested buyer when seeking to resale their investment. Furthermore, failure to be listed in the public market may result in the common stock not having a quantifiable value and may be difficult, if not possible, to ever resell an investor's share, resulting in an inability to realize any value from the investor’s investment.

9. Dividends

Payment of any future dividends will be at the discretion of the Board of Directors after taking into account many factors, including the Company's operating results, financial condition and current and anticipated cash needs.

10. Cybersecurity Risks

Due to the company’s reliance on technological applications in conducting our operation the risk associated with cybersecurity may not be eliminated. Cyber-attacks may happen without unauthorized access. This means that a possible third party or insider can use highly sophisticated efforts and techniques to get around the network's security or overwhelm the website to gain any necessary information.

As of this date, there are no cyber-attacks or incidents occurring within the Co-optrade. In an event of successful cyber-attacks may incur substantial cost and suffer negative consequences such as litigation and reputational damage adversely affecting current and potential investors.Lost revenues may occur resulting from unauthorized use of proprietary information that may lead to the delays finishing the current development.

As for mitigation from the cyber-attacks, remediation costs may include liability for stolen assets or information and repairing system damage. Furthermore, Co-optrade will offer incentives to current and potential customers, investors, or other business partners in keeping business relationships after the attack. Increased cybersecurity protection costs that may include organizational changes, deploying more personnel and protection technologies, training, and engaging third party experts and consultants.

11. Engaging to Initial Public Offering

No initial public offering is presently scheduled. Should there be an initial public offering may vary from the market price for the Company’s common stock. Upon the initial public offering common stock price may fluctuate significantly. Purchasing the shares of the company’s initial public offering, investors may not be able to resell shares at or above the initial public offering. Engaging to Initial Public an active or liquid market in the company’s common stock may not develop upon closing the initial public offering or, if it does develop, it may not be sustainable.

12. Co-optrade’s decision makers

The Co-optrade experience developing or operating similar companies. The Co-optrade CEO Thomas Schenck has limited expertise in the development of the product and services. The purchaser of the stocks needs to conduct his/her own due diligence.

13. Future Financing Requirements

The Company will need additional financing to continue in business and to implement the programs set out in ITEM 6 – USE OF PROCEEDS TO ISSUER on page 10 of this Offering Circular and there can be no assurance that such financing will be available or, if available, will be on reasonable terms. If financing is obtained by issuing Common Shares from treasury, control of the Company may change and investors under the Offering may suffer additional dilution. To the extent financing is not available, programmer commitments, advertising payments, and retailer payments, if any, may not be satisfied and could result in a loss of earning opportunities by the Company.

14. Dependence Upon Key Personnel

The Company, in order to successfully implement its growth plans, is dependent upon its current Board of Directors and officers which includes Tom Schenck, CEO.  Melandrew Santos, CFO and Secretary. The loss of any party could have a material adverse effect upon the Company’s business prospects. The Company will depend heavily on its management team to effectively implement its Business Plan.  The success of the Company will be largely dependent upon the performance of its key officers.

15. Difficulty of Planned Expansion

The Company plans to continue to expand its level of operations following this offering. To manage its growth effectively, the Company must continue to improve and expand its existing resources and production systems. To do so, it must attract, train and motivate qualified managerial, financial, sales and marketing personnel. There can be no assurance, however, that the Company will be able to successfully achieve these goals.

16. Market for Securities

There is no assurance that the listing of the securities of the Company will provide a liquid market for such securities. See ITEM 11 – SECURITIES BEING OFFERED on page 20 of this Offering Circular. There can be no assurance that an active public market for the Company's Common Shares will develop or be sustained after completion of the Offering. The price of the Units in this Offering was determined by the Company based upon several factors and may bear no relationship to the price that will prevail in the public market. The holding of Common Shares involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment.

17. Competition

Currently, Co-optrade products services wholly subsidiary Schenck Enterprises Inc DBA Dartmouth Associates has competitors in the areas that also offer educational training. This includes International, national and regional associations, private marketing companies, and individual consultants. While currently, Schenck Enterprises Inc DBA offers unique, niche training services, it can be assumed that competitors will look to adapt our training systems in their own offerings and substantially reduce our potential customer base.

18. Dividend Policy

Payment of any future dividends will be at the discretion of the Board of Directors after taking into account many factors, including the Company's operating results, financial condition and current and anticipated cash needs.

19. Arbitrary Offering Price

The Offering Price of the Units has been determined subjectively by the Company. The Offering Price is not an indication of the value of the Units and the underlying technology comprising the Units or that any of the Units and the securities comprising the Units could be sold for an amount equal to the Offering Price or for any amount.

20. Factors Beyond the Company's Control

Application of business development services and technology depends upon a number of factors, not the least of which is the technical skill of the programmers developing the software. Other key factors outside the Company’s control include how suppliers are invited to bid on contracts, updates to government procurement legislation and changes in the structure of tender documents. The effect of these factors cannot be accurately predicted.

ITEM 4. DILUTION

The price of the Units under the Offering is higher than the average per share value of the Common Shares previously issued. Accordingly, investors who purchase Units in the Offering will incur immediate dilution in the pro forma value of their Units. This means that investors that purchase Units will pay a price per Unit that exceeds the average per share value of the Company's previously issued Common Shares. The Company may from time to time issue additional Units or Common Shares, which may result in dilution of existing shareholders if the Units are sold at a price that is less than the average per share value of the Common Shares previously issued.

Outstanding Units issued by the Company over the past year have been awarded to Officers, Directors, and contractors of Co-optrade for services rendered to the company.

ITEM 5. PLAN OF DISTRIBUTION

A maximum of 20,000,000 Units are being offered by the Company. Each Unit comprised one Common Share. The Common Shares are a new issue from the treasury. The Offering will close upon the earlier of (1) the sale of 20,000,000 Units, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company (the “Offering Period”).

The form of Subscription Agreement has been filed as Exhibit 4.1 under Part III of the offering statement pursuant to Regulation A relating to these securities filed with the Securities and Exchange Commission. Subscription amounts received by the Company will be deposited in the Company’s merchant account or bank account, as Item 6 Use of Proceeds to Issuer, which may increase the risk to prospective investors of participating in the Offering. If any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

This Offering is made only pursuant to this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Units. Subject to limitations imposed by applicable securities laws, other materials may be prepared for marketing purposes. The Company may utilize one or more Crowdfunding websites to advertise the Offering to prospective investors. Such websites provide services for posting a profile of the Company. These Crowdfunding websites charge a monthly subscription fee for the services. The Company intends to post the Offering on any platform such Crowdfunder, Inc. and EquityNet, LLC and may use other similar websites. The subscription crowdfunding websites do not conduct any diligence or review of companies or deals before parties are permitted to raise funds using the websites. Summary information about the Company and the Offering will be posted on the Crowdfunding sites. Although such materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting consistent disclosure with respect to the Offering of Units, these materials will not give a complete understanding of this Offering, the Company or the Units and are not to be considered part of this Offering Circular. Currently, the company does not use or have any agreements between Crowdfunding websites.

ITEM 6. USE OF PROCEEDS TO ISSUER

Any proceeds reviewed under this Tier 2 offering will be used as follows:

The principal purposes for which the net proceeds of the Offering are intended to be used is to conduct further work developing the service. The following table sets forth the Use of Proceeds for three scenarios for funds raised under the Offering.

The ability of the Company to use funds as set forth in the following table is dependent on the amount of funds raised under this Offering. If less than 10,000,000 Units are subscribed for by prospective investors, the Company’s priority for use of funds will be as listed below. On the other hand, if more than 10,000,000 or up to the maximum offering (20,000,000 units) is sold Co-optrade will be able to complete all developing projects and services.

	20,000,000 Units	10,000,000 Units	500,000 Units
Description of use of funds listed in order of priority	Offering	$Offering	$Offering $
Available Funds	26,000,000	13,000,000	650,000
USED FOR
Operations	12,000,000	6,000,000	390,000
Expenses	2,000,000	1,000,000	65,000
Advertising Six-Months (3)	3,000,000	1,500,000	97,500
Expansion and Acquisition	2,000,000	1,000,000	65,000
Establish Office Operations (5)	1,000,000	500,000	32,500
Cost Total	-20,000,000	-10,000,000	-650,000
Remain Funds (unallocated) (6)	6,0000,000	3,000,000	0

Notes:

1.Co-optrade Company current products and services are rendered by Schenck Enterprises Inc DBA Dartmouth Associates.

2.Key Objective is to expand Schenck Enterprises Inc DBA Dartmouth Associates.

3.Aggressive marketing and advertising campaigns to target multiple markets.

4.Open targeted sales operations in key markets across the world.

5. Company plans to use funds to acquire new products, services, or companies and hire the best talent and customer service staff that are accessible and affordable. Company is currently using outside contractors for business operations. Although, current contracts have set the cost estimated, cost and time frame may be more or less. In the event of acquisition the company may result in additional expense or dilution of shares depending on the nature of the deal which may result in the risk of losing investor’s stock value or investments.

6. In the event of a full Offering is not subscribed for, the funds raised will be used to pursue the Company goals as best as possible. If sufficient (more than 10,000,000 units) funds are raised from investors, the Company anticipates using a portion of the funds to pay monthly consulting fees for the services of the outside contractors. The consulting fees mentioned are part of the proposed office operation funds. The company intends to use the consulting fees within the proposed office and web operations budget therefore these fees will not be in any additional compensation. Furthermore, the company cannot guarantee that it will not have any additional compensation because of the dependency to outside contractors and variation fees. Additional compensation could add expenses which may result in loss of investor’s stock value. In the event of any changes for added compensation investors may be notified via mail, email, text or call. If the full Offering is subscribed for, the remaining funds will be applied to working capital.

Attention:

The estimated cost is subject to change. The investors may be notified for any changes in the Offering beforehand via mail, email, text or call.

Investors cannot rescind their investment if the Offering changes. However, if the investor made a mistake on the Form of Subscription Agreement, Exhibit 4.1 on the offering circular, Investors only have up to 24 hours to resend the Subscription Agreement. Investors can contact the company via email (co-optrade@proton.me or by phone number +1(307) 275 8228) to correct their submission and resend their purchase shares.

ITEM 7. DESCRIPTION OF BUSINESS OF CO-OPTRADE

A. Background

Co-optrade was incorporated on August 28, 2017, pursuant to the laws of the state of Wyoming U.S.A. The Company is structured to be an entrepreneurial enterprise company that may specialize in education, finance, and technology. The registered office of Co-optrade is located at 30 N Gould Street Ste 7837, Sheridan, Wyoming 82801 U.S.A.

Co-optrade’s has acquired  Schenck Enterprises Inc dba Dartmouth Associates in February 11, 2023 to render products and services.

B. Wholly owned subsidiary Schenck Enterprises Inc DBA Dartmouth Associates (“Dartmouth”)

1. Overview Services

Schenck Enterprises Inc DBA Dartmouth Associates,  is a subsidiary of Co-optrade's current products and services that focuses on an online entrepreneurial sales training curriculum created specifically for admission professionals in private schools, colleges and therapeutic programs worldwide. It consists of daily videos, a playbook and online zoom support. Additionally, we will promote our products through our podcasts, social media, contact list blasts and paid advertising and our national newsletter.

In addition Schenck Enterprises DBA Dartmouth Associates has included other upsell revenue services that include: Results Oriented Recruiting (ROR) Executive Search for leadership and key administrative positions at private schools and colleges, ROR Magazine, a global lifestyle Publication for educators ,ROR Student Placement for families looking for private schools and colleges, ROR University which offers unique school curriculums, ROR Promotions, which creates sponsorship opportunities in major market symposiums, as well as admission office rental and event exposure in the Metaverse. Furthermore, We offer customized Head of School, and Board Chair training workshops. Additionally keynote speaking services are also offered to enhance revenue and incite more upsell and marketing buzz in the marketplace

2. Dartmouth Market Analysis and Opportunity

●Total Available Market (TAM) is comprised of 91,000 English speaking private colleges and schools worldwide

●Service Available Market (SAM) is comprised of 24,326 private English Speaking schools and colleges world wide

●Serviceable Obtainable Market (SOM) is comprised of 2,432 (10%) private English speaking schools and colleges worldwide

●Projected to Sell 2.5% of total Serviceable Obtainable Market each of the next three years

●Average sale $60,000 x 5 per month=60 sales per year =$3,600,000 per year= $10,800,000 over the next three years.

a. Market educational focus segments

Private Schools, Colleges, Universities and Therapeutic programs

b. Where are they located?

World wide in English Speaking Private institutions

c. Market leaders/competitors

National Educational Associations, Regional Educational Associations, private marketing companies and individual consultants

d. Potentials for new products

The Market has tremendous potential. Specific Sales training awareness is just starting, so we are well positioned as the market is in its infancy but growing. There is also tremendous opportunity to expand our current curriculums offerings to include more academic as well training videos for the family law legal community .Currently, our competitors are not offering nor even mention the words “Sales or Entrepreneurial training” on their websites. With adequate capital to grow the infrastructure in the areas of trainers, sales force and global marketing campaign will result in exponential growth in 2023

e. Dartmouth Associates perceived in the markets

A new company with high credibility given the founder’s 35 years of success in private education, and 10 years ranking in the top 1% in executive advertising sales. Consequently he has created the only customized sales and entrepreneurial sales training created exclusively for admission professionals. Schenck Enterprises DBA Dartmouth Associates has also established current relationships with strategic partners who are also well respected in the industry

3.  Dartmouth Main Products and Services:

Results Oriented Recruiting (ROR) system

●Online playbook

●Online training videos

●Online lectures

●Online via zoom or other online video platform consultations

ROR Magazine

●The world’s only Lifestyle Magazine targeted to educators

●Current readership of over 20,000

●On going vehicle to promote the suite of Dartmouth Associates Services

●Think Vogue Magazine for Education:Over upscale 200 pages of articles for professional and personal development

●Available on online, Kindle and Hard Copy through Amazon’s global markets

●Supported by subscriptions and advertiser revenue

ROR Advancement Training

●Online training for Capital campaigns, annual fund, alumni relations and enrollment integration

ROR Student placement

●Online video chat  family consultations for schools, colleges and therapeutic programs

ROR Executive search

●School and colleges leaders

●School and college’s key administrators

ROR Promotions

●National sponsorships at educational symposiums

●Virtual office space and sponsorships in the Metaverse

ROR University- Online curriculums

●Crypto and blockchain

●Metaverse Architecture

●American Monetary system

ROR Life Compass assessments

●Middle school age to adult personality test

●Can be used for both prospective and enrolled students

●Enhancement of College placement

ROR Enrollment Executive Training seminars

●College Presidents

●Heads of School

●Directors of therapeutic programs

Potential Additional Projects include

●An educational assessment tool for the US military

●Educational training videos for the family law legal profession.

4.  Schenck Enterprises DBA Dartmouth Associates  Marketing Plan Summary:

Schenck Enterprises DBA Dartmouth Associates will initially target private Schools, colleges and Universities worldwide. This will be accomplished through national and global advertising campaigns on social media platforms, search engines as well as promotional outreach with regional and national educational associations and non profit organizations. Additionally, we have already begun strategic partnerships with peer companies to develop cross promotions and referral commission structures. Also, We will develop a full and part time sales organization to create awareness of our services to private schools and colleges. Lastly, we will create affiliate and influencer programs

C. Co-optrade Employees

The Company employs no full-time persons and now works with outside contractors.

D. General Development of the Co-optrade Business

1. Long Term Objectives

The Company’s long-term objective is to establish Co-optrade as the leading company that specializes in entrepreneurial enterprises for online training, education, finance, and technology

2. Short Term Objectives

The Company’s short-term objectives are to raise enough capital to enlarge the infrastructure of  Schenck Enterprises Inc DBA Dartmouth Associates in the area of trainers, sales force and global marketing campaigns, and have sales revenues of $3,600,000. per year over the next three years. Our services in the educational training  industry will continue to grow by targeting thousands of educational institutions globally, by providing ever evolving online products and services.

ITEM 8. DESCRIPTION OF PROPERTY

The company has no property or equipment.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS (MD&A)

A. MD&A for the Year Ended, Dec 31, 2021 and 2022 and most recent GAAP  audit ended Dec 31, 2022

The following discussion is management’s analysis of Co-optrade’s (the “Company” or “Co-optrade”) operating and financial data for the year ended Dec 31, 2021 & 2022 as well as management’s estimates of future operating and financial performance based on information currently available. It should be read in conjunction with the audited consolidated financial statements and notes for the year ended December 31, 2021 & 2022.

As of February 11, 2023 Co-optrade acquired Schenck Enterprises DBA Dartmouth Associates. The following discussion is management’s analysis of Schenck Enterprise’s DBA Dartmouth Associates (the “Wholly owned subsidiary” or “Schenck Enterprise”) operating and financial data for the year ended December 31, 2022 as well as management’s estimates of future operating and financial performance based on information currently available. It should be read in conjunction with the audited consolidated financial statements and notes for the year ended December 31, 2022.

This Management’s Discussion and Analysis (“MD&A”) was prepared as of September 30, 2018 and until Feb 28, 2019 for Co-optrade and period ending December 31, 2022 for Schenck Enterprises.  Added information relating to Co-optrade and Schenck Enterprises can be found at the Financial Statements Section.

B. Material forward-looking statements

This MD&A contains forward-looking information as contemplated by USA SEC securities regulators, known as forward-looking statements. All estimates and statements that describe the Company’s objectives, goals or future plans are forward-looking statements. Readers are cautioned that the forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements. The Company will issue updates where actual results differ materially from any forward-looking statement previously disclosed.

C. Responsibility of management

The preparation of the financial statements, including the accompanying notes, is the responsibility of management. Management has the responsibility of selecting the accounting policies used in preparing the financial statements. In addition, management’s judgment is required in preparing estimates contained in the financial statements.

D. 2022 overview

The Company’s main activities during the 2022 period were evaluating the acquisition of  a company to render the company's products and services,  in entrepreneurial enterprises for online learning, education, finance and technology, and finance services. As of the end of 2022 there are no previous shares that have been sold in exchange for profit.

E. Commitments

The Company has the following commitments for the next 12-month period: None

F. Internal controls over financial reporting

Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements in compliance with GAAP. The Company’s internal control over financial reporting includes policies and procedures that:

●Pertain to the maintenance of records that accurately and fairly reflect the transactions of the Company and wholly owned subsidiaries;

●Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP;

●Ensure the Company’s receipts and expenditures are made only in accordance with authorization of management and the Company’s directors; and

●provide reasonable assurance regarding prevention or timely detection of unauthorized transactions that could have a material effect on the annual or interim financial statements. There were no changes in the Company’s business activities during the year-ended September 30, 2018 and until Feb 28, 2019 that have materially affected, or are likely to materially affect, its internal controls over financial reporting other than the acquisition of Schenck Enterprises with financial year ended December 31, 2022.

G. Limitations of controls and procedures

The Company’s management believes that any disclosure controls and procedures or internal control over financial reporting, no matter how well conceived and operated, can provide only reasonable and not absolute assurance that the objectives of the control system are met.

Further, the design of a control system reflects the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, they cannot provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been prevented or detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by unauthorized override of the control. The design of any systems of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Accordingly, because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

H. Contingent liabilities

The Company has no contingent liabilities.

I.Capital management

The Company’s objectives in managing its capital will be:

●To have sufficient capital to ensure that the Company can continue to meet its commitments with respect to its development project and to meet its day to day operating requirements in order to continue as a going concern; and

●To provide a long-term adequate return to shareholders.

●The Company’s capital structure consists of working capital deficit and shareholders’ equity.

●Co-optrade is a company which involves a high degree of risk. it will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

●The Company’s policy is to invest its excess cash in highly liquid, fully guaranteed, bank sponsored instruments.

●The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the Company.

●During the next twelve months, the company intends to fund its operation through its working capital and the sale of equity through Regulation A, Tier 2 offering. If all required proposed Maximum Offering amounts (20,000,000 units) are met Co-optrade may proceed as planned to expand Schenck Enterprises Inc DBA Dartmouth Associates and acquire more products, services, or companies in the educational sector. We may not need to raise additional funds in the next six months to implement our plans of operation.

J. Additional information

Additional information relating to the Company can be found on Co-optrade’s website: www.co-optrade.com.

1. Commitments

The Company may enter into advertising contracts during 2023-2024. These contracts will be negotiated in the normal course of operations and will be measured at the exchange amount which is the amount of consideration established and agreed by the parties and will reflect the values that the Company would transact with arm’s length parties.

The Company has the following commitments for the next 12-month period: None

2. Outstanding share data

February 24, 2023
Common Shares Issued and Outstanding	11,664,205

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND KEY PERSONNEL

NAME	POSITION	AGE	START OF TERM OF OFFICE	Approximate hours per week for part-time personnel
Tom Schenck	CEO, Director	69	February 2023	32 or more
Melandrew Santos	CFO & Secretary, Director	32	February 2023	15 or more

A. Officers

1.Thomas E, Schenck CEO

He brings over 30 successful years of educational leadership across the country as well as 10 years being recognised for achieving the top 1% for national corporate advertising sales. Additionally, he is a  national keynote speaker and author of a  best selling inspirational book, The Superhero Factor.

Founder of Schenck Enterprises Inc DBA Dartmouth Associates, San Diego, CA

2019-present

●Educational Global Fintech offering the only Sales and Entrepreneurial training curriculum curated for admission professionals.

Executive Producer The Villain Crusher, San Diego, CA

2017-2018

●Developed and hosted  TV Talk Show for showcasing emerging entrepreneurs

2.Melandrew Santos:  CFO and Secretary

Melandrew Santos is our co-founder and has served as our CEO since August 2017. He finished his Associates Degree credentials on Electronics Engineering at Mapua University and bachelor’s degree on Business Management at University of Phoenix. His specific employment during the past 5 years as follows:

Co-optrade CEO

2016-2023

●Continued as the CEO of Co-optrade and now currently the CFO.

●Additionally contracted to work for California Department of Food and Agriculture as Agricultural Aide after the contract and Joined United States Air Force Reserve for Military Training. Contracted to work as Comptroller Document Specialist by Vastec for the United States Navy.

B. Board of Directors

As of this moment there are two Board of Directors and the CEO Thomas Schenck and CFO Melandrew Santos. Due to this reason, the both directors will be responsible in making decisions that they may see fit for Co-optrade. This may change as Co-optrade grows.

The lack of independent directors is due to the fact that there are all non-independent directors, CEO Director, Thomas Schenck and Melandrew Santos, CFO, Secretary and Director. The lack  of independent directors on board may result in a possible conflict of interest on the potential decision making for the company. Co-optrade Directors understand the role of any director is to scrutinize the highest decision making within the company and consistent with enhancing shareholder value. Co-optrade believes diversity of independent and non-independent board of directors may help to head off potential major challenges to the function and decision-making, therefore the Company intends to add potential Directors on Board.

C. Personal Bankruptcies

No director or executive officer of the Company within the past ten years, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

D. Bankruptcies

No director or executive officer of the Company, within the five years prior to the date of this Offering Circular, has been an executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Note: As of now the Company is not paying any Officers, Directors, or potential Employees. The company is relying on outside contractors to run the company. The Company may use stocks as part of payment for Officers, Director, Employees, or Outside contractors as service rendered to the company. Issuing stocks for service rendered dilutes the company’s stock which affects the calculation of Earnings per share (EPS) of the potential shareholder or investors. Company’s current and/or potential Officers, Directors, or employees may or may not intend to subscribe to the offering which results in dilution of the company’s stock which affects the EPS of the potential shareholder or investors.

The company has not concluded any anticipated annual compensation for current and/or potential Officers, Directors, or Employees. The company is currently planning the annual compensation. The anticipated annual compensation will be dependent from the amount of funds raised on this offering and the proposed budget located at Item.6 of the offering under Use of Available Funds- Office and Web operations. The company may notify potential investors via mail, email, text, or call when the calculation of anticipated annual compensation is completed.

ITEM 11. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Capacities in which compensation was received ($)	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Thomas Schenck	0	0	0	0
Melandrew Santos	0	0	0	0

Note: Currently there are no compensation plans in place. Any proposed compensation plan will be determined in the future.

ITEM 12. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Common Shares of the Company beneficially owns more than 10% of any class issuer’s voting securities:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial ownership	Percent of Class
Common Shares	Tom Schenck, CEO and Director 12028 Calle Naranja El Cajon, CA 92019	2,000,0000	17.22%
Common Shares	Melandrew Santos, CFO, Secretary and Director 1547 Euclid Ave National City, CA 91950	5,100,000	43.91%
Common Shares	Craig Candelore 940 C Street San Diego CA, 92101	2,922,000	26.16%

Note: There are no Officers or Directors paid since the conception of Co-optrade in August 2017.

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Note: Not applicable

ITEM 14. SECURITIES BEING OFFERED

A. Units

This Tier 2 offering is selling the Common Shares such as an “accredited investors” as term defined in Regulation D under Securities Act of 1933 and no sale may be made to persons on this offering who are “not accredited investors” if the aggregated price is more than 10% greater than investor’s annual income or net worth. The Common Shares issued to investors under this Offering Circular are subject to any trading restrictions under SEC regulations.

B. Restriction on Trading

Resale of the Common Shares will be subject to resale restrictions until after a six-month hold period has expired. Until the restriction on trading expires, investors will not be able to trade the Common Shares. The six-month hold period commences on the date of a closing of the sale of Units to the investor under this Offering Circular.

C. Common Shares

Shareholders are entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company, except meetings of holders of another class of shares. The sole class of shares currently issued by the Company is Common Shares. Each Common Share shall entitle the holder thereof to one vote. Subject to the preferences accorded to holders of any other shares of the Company ranking senior to the Common Shares, shareholders are entitled to dividends if, as and when declared by the Board of Directors. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Shares, subject to the preferences accorded to any other shares of the Company ranking senior to the Common Shares, are entitled to share equally, share for share, in any remaining assets of the Company.

The liability of a shareholder of Common Shares is limited to the subscription amount paid by such shareholder for the shares and there are no other financial obligations to which a shareholder is or may be subject.

Part F/S: FINANCIAL STATEMENTS

A.Co-optrade from JAN 1, 2021- DEC 2022 ‘Audited financial statements’

Co-optrade 2021

Best Team Tax Consulting Group

https://bestteamtaxgroup. com

2368 Fletcher Parkway

El Cajon, CA 92020

A182070

suzanne.werden@yahoo.com

619-825-5588

619-923-3067

June 12, 2023

To: Board of Directors Co-optrade

Re: Financial Statement Audit
January 1, 2021 - December 31, 2021

We have audited the accompanying financial statements of Co-optrade (a corporation organized in the State of Wyoming) (the Company), which comprise the balance sheet as of December 31, 2021 and the related statements of income.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with generally accepted accounting principles accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and the presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain and evidence about the amounts and disclosure in the financial statements. The procedures selected depend on the auditor's judgment “including the assessment of the risks of material misstatement of financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 in accordance with accounting principles generally accepted in the United States of America.

Sincerely,

Suzanne E. Werden

Owner, Independent Auditor

PhD Accounting, CBD

Best Team Tax Consulting Group

2368 Fletcher Parkway

El Cajon, CA 92020

Co-optrade

Balance Sheet

As of December, 2021

ASSETS
Current Assets
Cash	$68
Total Current Assets	$68
Total Assets	$68

Current Liabilities
Total Liabilities	$0

LIABILITIES & EQUITY

Equity
Owners Equity	$766
Retained Earnings	147
Net Income	(845)
Total Capital	$68

Total Liabilities and Capital	$68

As Prepared by Suzanne Werden, PhD Accounting, cbd

Co-optrade

Income Statement

January - December, 2021

Income	$0

Expenses

Fees & Licenses	$210
Internet	15
Professional Fees	620
Total Expenses	$845

Net Income	$(845)

As Prepared by Suzanne Werden, PhD Accounting, cbd

Co-optrade 2022

Best Team Tax Consulting Group

https://bestteamtaxgroup.com

2368 Fletcher Parkway

El Cajon, CA 92020

A182070

suzanne.werden@yahoo.com

619-825-5588

619~923-3067

June 12, 2023

To:Board of Directors Co-optrade

Re:Financial Statement Audit
January 1, 2022 - December 31, 2022

We have audited the accompanying financial statements of Co-optrade (a corporation organized in the State of Wyoming) (the Company), which comprise the balance sheet as of December 31, 2022 and the related statements of income.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with generally accepted accounting principles accepted in the United States of America; this includes the design, implementation; and maintenance of internal control relevant to the preparation and the presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain and evidence about the amounts and disclosure in the financial statements. The procedures selected depend on the auditor's judgment," including the assessment of the risks of material misstatement of. Financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 in accordance with accounting principles generally accepted in the United States of America. Sincerely

Sincerely,

Suzanne E. Werden

Owner, Independent Auditor

PhD Accounting, CBD

Best Team Tax Consulting Group

2368 Fletcher Parkway

El Cajon, CA 92020

Co-optrade

Balance Sheet

As of December, 2022

ASSETS
Current Assets
Cash	$71
Total Current Assets	$71
Total Assets	$71

Current Liabilities
Total Liabilities	$0

LIABILITIES & EQUITY

Equity
Owners Equity	$1,481
Retained Earnings	(698)
Net Income	(712)
Total Capital	$71

Total Liabilities and Capital	$71

As Prepared by Suzanne Werden, PhD Accounting, cbd

Co-optrade

Income Statement

January - December, 2021

Income	$0

Expenses
Internet	15
Professional Fees	697

Total Expenses	$712

Net Income	$(712)

As Prepared by Suzanne Werden, PhD Accounting, cbd

B. Wholly owned Subsidiary Schenck Enterprise JAN 1, 2021 - DEC 31, 2022 ‘Audited financial statements’

Schenck Enterprise 2021

Best Team Tax Consulting Group

https://bestteamtaxgroup.com

2368 Fletcher Parkway

El Cajon, CA 92020

suzanne.werden@yahoo.com

619-825-5588

619-923-3067

May 18, 2023

To:Board of Directors Schenck Enterprises, Inc.

Re:Financial Statement Audit
January 1, 2021 - December 31, 2021

We have audited the accompanying financial statements of Schenck Enterprises, Inc. (a corporation organized in the State of California) (the Company), which comprise the balance sheet as of December 31, 2021 and the related statements of income.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with generally accepted accounting principles accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and the presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain and evidence about the amounts and disclosure in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of financial auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 in accordance with accounting principles generally accepted in the United States of America.

Sincerely,

Suzanne E. Werden

Owner, Independent Auditor

PhD Accounting, CBD

Best Team Tax Consulting Group

2368 Fletcher Parkway

El Cajon, CA 92020

Schenck Enterprises, Inc.

Balance Sheet

As of December, 2021

ASSETS
Current Assets
Cash	$402
Accounts Receivable	45,096
Total Current Assets	$45,498
Total Assets	$45,498

Current Liabilities
Total Liabilities	$0

LIABILITIES & EQUITY

Equity
Shareholder Distributions	$62,326
Retained Earnings	(51,733)
Net Income	34,905
Total Capital	$45,498

Total Liabilities and Capital	$45,498

As Prepared by Suzanne Werden, PhD Accounting, cbd

Schenck Enterprises, Inc.

Income Statement

January - December, 2021

Consulting Income	$64,849

Expenses
Advertising and Promotion	$8,876
Automobile	624
Bank Service Charges	315
Computer Internet	314
Donations	100
Dues & Subscriptions	2,034
Education	28
Fees & Licenses	25
Legal Expenses	152
Meals & Entertainment	695
Office Expenses	4,065
Podcast Expenses	1,344
Professional Fees	10,126
Telephone	400
Travel	846

Total Expenses	$26,944

Net Income	$34,905

As Prepared by Suzanne Werden, PhD Accounting, cbd

Schenck Enterprise 2022

Best Team Tax Consulting Group

https://bestteamtaxgroup.com

2368 Fletcher Parkway

El Cajon, CA 92020

suzanne.werden@yahoo.com

619-825-5588

619-923-3067

May 18, 2023

To:Board of Directors Schenck Enterprises, Inc.

Re:Financial Statement Audit
January 1, 2022 - December 31, 2022

We have audited the accompanying financial statements of Schenck Enterprises, Inc. (a corporation organized in the State of California) (the Company), which comprise the balance sheet as of December 31 , 2022 and the related statements of income.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with generally accepted accounting principles accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and the presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain and evidence about the amounts and disclosure in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 in accordance with accounting principles generally accepted in the United States of America.

Sincerely,

Suzanne E. Werden

Owner, Independent Auditor

PhD Accounting, CBD

Best Team Tax Consulting Group

2368 Fletcher Parkway

El Cajon, CA 92020

Schenck Enterprises, Inc.

Balance Sheet

As of December, 2021

ASSETS
Current Assets
Cash	$296
Accounts Receivable	48,232
Total Current Assets	$48,528
Total Assets	$48,528

Current Liabilities
Total Liabilities	$0

LIABILITIES & EQUITY

Equity
Shareholder Distributions	$(74,419)
Retained Earnings	35,607
Net Income	87,340
Total Capital	$48,528

Total Liabilities and Capital	$48,528

As Prepared by Suzanne Werden, PhD Accounting, cbd

Schenck Enterprises, Inc.

Income Statement

January - December, 2021

Consulting Income	$189,363

Expenses
Advertising and Promotion	$10,314
Automobile	485
Bank Service Charges	408
Client Gifts	41
Computer Internet	620
Donations	510
Dues & Subscriptions	4,154
Education	84
Fees & Licenses	75
Meals & Entertainment	2,415
Office Expenses	4,852
Parking	26
Podcast Expenses	84
Postage	1,371
Professional Fees	69,256
Telephone	1,035
Travel	6,293

Total Expenses	$102,023

Net Income	$87,340

As Prepared by Suzanne Werden, PhD Accounting, cbd

PART III EXHIBITS

ITEM 16. INDEX TO EXHIBITS AND ITEM 17. DESCRIPTION OF EXHIBITS

Number	Description
2.1	Articles of Incorporation
2.2	By Laws
4.2	Form of Subscription Agreement
5.1	Schenck Enterprises Action by Unanimous Written Consent
11.2	Consent of Independent Accounting Service for Co-optrade and Schenck Enterprises Inc
12.3	Legal Opinion of JaNa Mcdonald

SIGNATURES

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chula Vista, CA, U.S.A., on June 12, 2023.

Co-optrade

/s/ Thomas Schenck	/s/ Melandrew Santos
(signed) “ Thomas Schenck	(signed) “Melandrew Santos”
Chief Executive Officer	Chief Financial Officer and Secretary

On behalf of the Board of Directors